Exhibit 99.1

Investor Contact:

The Investor Relations Group

Damian McIntosh/Dian Griesel, Ph.D.

Phone: 212-825-3210

UNIGENE ANNOUNCES LICENSING AND MANUFACTURING

AGREEMENTS FOR CALCITONIN WITH NOVARTIS

Unigene Eligible to Receive $18.7 Million in Addition to Royalties

FAIRFIELD, N.J. – April 8, 2004 — Unigene Laboratories, Inc. (OTCBB: UGNE) has signed licensing and clinical supply agreements with Novartis Pharma AG to provide for the recombinant production of calcitonin, the active ingredient used in various formulations for the treatment of osteoporosis. Under the terms of these agreements Unigene is eligible to receive $18.7 million, including an initial payment of $5.6 million. In addition, Unigene is eligible to receive royalties on sales of any current or future Novartis products that will contain calcitonin made using Unigene’s process.

The license agreement grants Novartis a worldwide license to produce recombinant calcitonin under Unigene’s patented process for manufacturing recombinant peptides. Unigene will sell calcitonin to Novartis to support Novartis’ development programs. Unigene remains free to develop and commercialize its own products containing calcitonin, including its oral product under development and FORTICAL®, its nasal product that recently received an approvable letter from the U.S. Food and Drug Administration.

“This arrangement will allow Unigene and Novartis to independently advance their commercial interests in calcitonin using the same production platform,” commented Dr. Warren Levy, President and CEO of Unigene. “Our patented manufacturing process allows for the cost-effective large-scale production of peptides to support their worldwide commercialization as oral or nasal therapeutics. In addition to potentially providing a highly desirable revenue stream, the agreements provide Unigene with a potential source of supply for recombinant calcitonin that far exceeds our current capacity, thereby avoiding the need for significant capital expenditures for construction of a larger production facility. This increased supply of recombinant calcitonin will be essential to support the development and commercialization of our oral calcitonin product.”

About Unigene

Unigene Laboratories, Inc. is a biopharmaceutical company focusing on the oral and nasal delivery of large-market peptide drugs. Due to the size of the worldwide osteoporosis market, Unigene is targeting its initial efforts on developing calcitonin and PTH-based therapies. Unigene has licensed the U.S. rights for its nasal calcitonin product to Upsher-Smith

Laboratories and the worldwide rights for its oral PTH technology to GlaxoSmithKline. Unigene’s patented oral delivery technology has successfully delivered, in preclinical and/or clinical trials, various peptides including calcitonin, PTH and insulin. Unigene’s patented manufacturing technology is designed to cost-effectively produce peptides in quantities sufficient to support their worldwide commercialization as oral or nasal therapeutics.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based upon Unigene Laboratories, Inc.’s management’s current expectations, estimates, beliefs, assumptions, and projections about Unigene’s business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These risks and uncertainties include the risks associated with the effect of changing economic conditions, trends in the products markets, variations in Unigene’s cash flow, market acceptance risks, technical development risks and other risk factors detailed in Unigene’s Securities and Exchange Commission filings.